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Exhibit 3.8

EL TORITO FRANCHISING
COMPANY

BY-LAWS

BYLAWS
OF
EL TORITO FRANCHISING COMPANY,
A DELAWARE CORPORATION

i

ii

BYLAWS
OF
EL TORITO FRANCHISING COMPANY,
A DELAWARE CORPORATION

ARTICLE I
OFFICES

        Section 1. Registered Office. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware, shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the Corporation.

        Section 2. Other Offices. The Corporation may also have or establish offices at such other places or locations, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution.

ARTICLE II
STOCKHOLDERS

        Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on a date and at a time designated by the Board of Directors, for the purpose of electing directors and for the transaction of any and all such other business as may properly be brought before the meeting. Any and all business of any nature or character whatsoever may be transacted, and action may be taken thereon, at any annual meeting, except as otherwise, provided by law or by these Bylaws.

        Each annual meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors shall determine.

        Section 2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or by such persons as are designated by the Board of Directors. Special stockholders' meetings shall be held at such place within or without the State of Delaware as determined by the Board of Directors, or as designated in a waiver of notice signed by all of the stockholders.

        Section 3. Notice of Stockholders' Meetings. Written or printed notice stating the place, day and time of each stockholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        A written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        The Corporation is not required to give notice to any stockholder to whom either of the following have been mailed at his or her address shown on the records of the Corporation, and have been returned undeliverable: (1) notice of two consecutive annual meetings, and all notices of meeting or of the taking of action by written consent without a meeting, during the period between such two consecutive annual meetings, or (2) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such stockholder shall be reinstated.

        Section 4. Quorum of Stockholders. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders, unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws.

        Section 5. Adjournments of Annual and Special Meetings of the Stockholders. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend any meeting of the stockholders, in person or by proxy, and entitled to vote thereat, may adjourn any such meeting, until holders of the amount of stock requisite to constitute a quorum shall be present, in person or by proxy, at the particular meeting or at any adjournment thereof. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called. If the adjournment if for more than (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 6. Meetings of the Stockholders. The President of the Corporation, or in the event of his or her absence or omission or refusal to act, an officer designated by the Board of Directors, shall call each meeting of the stockholders to order and shall act as Chairperson of such meeting. If for any reason whatsoever neither the President nor the officer who called the meeting acts or will act as the Chairperson of the meeting of the stockholders, then the stockholders present, in person or by proxy, and entitled to vote thereat may by majority vote appoint a stockholder who shall act as Chairperson of the meeting.

        The Secretary of the Corporation, or in the event of his or her absence or omission or refusal to act, an Assistant Secretary, shall act as Secretary of each meeting of the stockholders. If for any reason whatever neither the Secretary nor an Assistant Secretary acts or will act as Secretary of the meeting of stockholders, then the Chairperson of the meeting may appoint or, if he or she fails to do so, the stockholders present, either in person or by proxy, and entitled to vote thereat, may by majority vote appoint, any person to act as Secretary of the meeting.

        Section 7. Attendance and Proxies. Each stockholder entitled to vote at a particular stockholder's meeting may attend such meeting and vote in person or may attend such meeting by proxy, and vote by such proxy. To be valid, a proxy must be in writing and signed by the stockholder or by such stockholder's duly authorized agent or attorney-in-fact and filed with the Secretary of the Corporation before or at the time of the particular meeting. No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power.

        Section 8. Voting of Shares. At each meeting of the stockholders, each outstanding share of common stock, regardless of class, standing in the stockholder's name on the stock transfer books shall be entitled to one (1) vote, subject however, to the provisions of Section 6 of Article VIII of these

Bylaws, and excepting only as may be otherwise provided or required by law, on each matter submitted to a vote at such meeting, unless the voting rights of the shares of any class is limited, denied or otherwise controlled by the Certificate of Incorporation. The Corporation's Certificate of Incorporation and any applicable Certificate of Determination of Preferences.

        Shares of its own capital stock belonging to the Corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        Section 9. Shares Held by Fiduciaries, Receivers, Pledgees. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Person whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he or she has expressly empowered the pledgee to vote therein, in which case only the pledgee or his or her proxy may represent such stock and vote thereon.

        If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating a relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, his or her act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such tenancy is held in an equal interest, a majority or even-split for the purpose of this subjection shall be a majority or even-split in interest.

        Section 10. Decisions at Meetings of Stockholders. Except as otherwise provided by the Delaware General Corporation Law, all questions, business and matters to be decided by vote of the stockholders shall be voted upon viva voce, except that upon the determination of the officer or person presiding at the meeting or upon the demand of any stockholder entitled to vote, or his or her proxy, voting an any further question, matter or business at such meeting shall be by ballot, and except that voting for the election of directors shall be by written ballot. In the event any business, question or matter is so voted upon by ballot, then each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares so voted.

        Section 11. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by this section, written consent signed by a sufficient number of holders to take action are delivered to the Corporation at its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action consented to would require the filing of a certificate under the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with the provisions of this Bylaw, and that written notice has been given as provided in this Bylaw.

        Section 12. List of Stockholders. The Secretary shall prepare a complete list of stockholders entitled to vote at each stockholders' meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. Such list shall be subject to inspection by any stockholder during usual business hours for a period of at least ten (10) days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stockholder list shall be produced and kept open at such meeting and at all times during such meeting shall be subject to inspection by any stockholder.

        Section 13. Inspection of Books and Records. Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

        Section 14. Record Date.

        (a)   Voting at Meetings. The Board of Directors may fix a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting and at any adjournment thereof, and to fix a record date for any other purpose. The record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting or action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        (b)   Action by Written Consent. For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board is required under the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        (c)   Other Action. For the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III
BOARD OF DIRECTORS

        Section 1. Board of Directors. The business, property and affairs of the Corporation shall be managed and controlled by or under the direction of the Board of Directors and, subject to such restrictions as may be imposed by law, the Certificate of Incorporation or these Bylaws; the Board of Directors may exercise all the powers of the Corporation. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

        Section 2. Number of Directors. The number of directors shall be such number as the Board of Directors shall authorize by resolution from time to time, provided that the number of directors shall be at least one (1) and no more than nine (9).

        Section 3. Election and Term. Except as otherwise provided in Section 5 of this Article III, the directors shall be elected each year at the annual stockholders' meeting, or at a special stockholders' meeting held in lieu of the annual meeting if the same is not held when provided for by these Bylaws. Each director shall hold office, unless he or she resigns or is removed in accordance with the provisions of these Bylaws, until the next annual meeting and until his or her successor is duly elected and qualified. Each director shall qualify by expressly accepting his or her election to office or by acting as a director.

        Section 4. Resignation. Any director or officer of the Corporation may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

        Section 5. Vacancy and Increase. Any vacancy occurring in the Board of Directors, and any newly created directorship resulting from any increase in the authorized number of directors elected by the stockholders, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified.

        Section 6. Removal. Any director of the Corporation may be removed from office at any time, with or without cause, by a majority of the stockholders entitled to vote at any meeting thereof at which a quorum is present, except as provided by the Delaware General Corporation Law.

        Section 7. Offices and Meetings. The Board of Directors may hold its meetings, and have offices within or without the State of Delaware, as the Board may determine by resolution.

        Section 8. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual stockholders' meeting. No notice of such meeting is required. At the first meeting of the Board of Directors held after the annual stockholders' meeting, and at which a quorum is present, the Board of Directors shall elect the officers of the Corporation.

        Section 9. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as are designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall be given in the manner specified in Section 11 of this Article III.

        Section 10. Special Meetings. Special meetings of the Board of Directors shall be held whenever and wherever called by the president or by any two directors then in office at the place, day and time determined by the person or persons calling the particular meeting. The date, place and time of the meeting shall be set forth in the call, waiver of notice or other communication signed by such officer or two directors.

        Section 11. Notice. The Secretary or an officer designated by the Board of Directors shall give notice to each director of the date, time and place of each regular and special meeting. Such notice shall be given either in person, or by mail, telephone, telegraph or other means of communication, a least three (3) days before such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In addition, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

        Section 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

        Section 13. Meeting by Telephone. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

        Section 14. Quorum—Adjournment if Quorum is Not Present. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of any and all business. If at any meeting of the Board of Directors less than a quorum is present, then a majority of those present may adjourn the meeting without notice, other than by announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall constitute the act of the Board of Directors unless the act of a greater number is required by the Certificate of Incorporation or by these Bylaws.

        Section 15. Compensation. Directors shall not be entitled to receive any fixed sums or stated salaries for their services as directors. However, the Board may by resolution authorize a fixed sum and expenses of attendance to be paid to the directors for their attendance at Board meetings, whether regular or special meetings. Nothing contained herein shall, or shall be construed so as to, preclude any director from serving the Corporation in any other capacity or from receiving compensation therefor.

ARTICLE IV
CONFLICT OF INTEREST AND INDEMNIFICATION

        Section 1. Directors' and Officers' Interests in Contracts. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers arc directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (i)    the material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee of the Board, and the Board of Directors or committee of the Board in good faith authorizes, approves or ratifies the contract or other transaction by the affirmative vote of a majority of the disinterested directors present, even though the disinterested directors be less than a quorum (such interested director to be counted only in calculating the presence of a quorum); or,

          (ii)   the material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and such contract or other transaction is specifically approved in good faith by the stockholders; or

          (iii)  the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

        Section 2. Nonliability of Directors in Certain Cases. A member of the Board of Directors, or a member of any committee of the Board, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employee, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        Section 3. Indemnification of Officers, Directors, Employees and Agents; Insurance.

        (a)   The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (b)   The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct ad forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be, indemnified by the Corporation as authorized in this Article IV. Such expenses (including attorneys' fees) insured by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders, or of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        (g)   The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

        (h)   For purposes of this section, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merge which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE V
COMMITTEES

        Section 1. Committees of the Board.

        (a)   Formation. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

        (b)   Powers. Such committees, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the Board of Directors is required by the Delaware General Corporation Law or other applicable law, and may authorize the seal of the Corporation to be affixed to all instruments, papers and documents which may require it; except that regardless of Board resolution, committees of the Board shall have no power to do any of the following:

          (i)    amend the Certificate of Incorporation (except that a committee of the Board may, to the extent authorized in the resolution providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

          (ii)   adopt an agreement of merger or consolidation;

          (iii)  recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

          (iv)  recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

          (v)   amend the Bylaws of the Corporation.

        Unless the resolution, Bylaws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

        (c)   Meetings. Regular meetings of committees of the Board shall be held at such time and place as the committee may determine, and special meetings may be called at any time by an officer of the Corporation or by any member of the committee. No notice of any meeting of a committee of the Board shall be required, and a majority of the members of the committee shall constitute a quorum for the transaction of business. Minutes of all such meetings shall be kept and presented to the Board of Directors upon request. The designation of such committees of the Board and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof of any responsibility imposed upon it, him or her by law.

        Section 2. Standing and Ad Hoc Committees. The Board of Directors may by resolution designate any number of standing or ad hoc committees, which committees shall exercise only that power and authority given them by the Board. Such standing and ad hoc committees shall not exercise the authority of the Board unless such committees are formed in the manner set forth in Section 1(a) of this Article V. However, regardless of Board resolution, such committees shall not take any of the actions set forth in Section 1(b) of this Article V. Unless otherwise designated by resolution of the Board of Directors, the meetings and actions of such committees shall be governed by the relevant provisions of Article III of these Bylaws.

ARTICLE VI
OFFICERS

        Section 1. Principal Officers. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, a Secretary, a Treasurer and such number of Vice Presidents, Assistant Secretaries or Assistant Treasurers as the Board may from time to time determine or elect. Any person may hold two or more offices at the same time.

        Section 2. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary.

        Section 3. Terms of Officers. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

        Section 4. Removal. Any officer, agent or member of any committee elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 5. Vacancies. A vacancy in any office of the Corporation may be filled by the vote of a majority of the directors then in office for the unexpired portion of such officers term

        Section 6. Powers and Duties of Officers. Each officer shall perform the duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such office, and such other duties and powers as may be assigned to him or her from time to time by the Board of Directors, the President or the Chief Executive Officer.

        Section 7. Chairperson of the Board. The Board of Directors may select from among its members a Chairperson of the Board who may preside at all meetings of the Board of Directors and approve the minutes of all proceedings. The Chairperson shall consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation.

        Section 8. The President. Subject to the control of the Board of Directors the President shall be the officer primarily responsible for implementing the policies and directives of the Board of Directors and shall have general charge, management and control of the affairs, properties and operations of the

Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, propel and operations as may be reasonably incident to such responsibilities; the President may appoint or employ and discharge employees and agents of the Corporation and fix their compensation; the President may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecation, and any and all bonds, debentures and notes, and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation, and, with the Secretary or an Assistant Secretary, the President may sign all certificates for shares of the capital stock of the Corporation; the President shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him or her by the Board of Directors.

        Section 9. Vice Presidents. In the absence of the President or in the event of his or her disability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as maybe assigned to him or her from time to time by the President or by the Board of Directors of the Corporation.

        Section 10. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his or her hands. When necessary or proper, the Treasurer endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such financial institutions as shall be selected or designated by or in the manner prescribed by the Board of Directors. The Treasurer may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash account. The Treasurer shall enter or cause to be entered on the books of the Corporation full and accurate accounts of all monies received and paid out by, for, or on account of the Corporation. The Treasurer shall keep such books of the Corporation under his or her supervision or direction. The Treasurer shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form and amounts as the Board of Directors may require.

        Section 11. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors. The Assistant Treasurers shall have and exercise the powers of the Treasurer during that officer's absence or inability to act.

        Section 12. Secretary. The Secretary: (1) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose, (2) shall attend to the giving and serving of all notices, (3) may sign with the President or a Vice President in the name of the Corporation and/or attest the signatures of either to all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto, (4) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto, (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours, (6) shall in general perform all the duties incident to the office of Secretary, and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors; subject always to the control of the Board of Directors.

        Section 13. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officers absence or inability to act.

ARTICLE VII
BOOKS, DOCUMENTS AND ACCOUNTS

        Subject to the provisions of Article II, Section 12 hereof, the Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Delaware. A record of the Corporation's stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each, shall be kept at its registered office or principal place of business, or at the office of its transfer agent or registrar.

ARTICLE VIII
CAPITAL STOCK

        Section 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of the Corporation may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares. Every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairperson of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        Section 2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Delaware and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by his or her attorney-in-fact or legal representative, duly and lawfully authorized in writing, and upon the surrender of the certificate therefor, which shall be canceled. A new certificate shall be issued for a like number of shares.

        Section 3. Registered Holders. To the extent permitted by applicable law, the Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware.

        Section 4. New Certificates. A Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation: (i) an affidavit of loss; (ii) an indemnity agreement or a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares; and (iii) an administrative fee not to exceed fifty dollars ($50.00) for processing the new certificate.

        Section 5. Dividends. The directors of the Corporation may declare and pay dividends upon the shares of the Corporation's capital stock either (1) out of surplus, as defined in and computed with in accordance with Sections 154 and 244 of the Delaware General Corporation Law, or (2) in case there shall be no such surplus, out of Corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal years. If the capital of the Corporation, computed in accordance with Sections 154 and 244 of the Delaware General Corporation Law, shall have been diminished by depreciation in the value of its property, or by losses or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors shall not declare and pay out of such net profits any dividends upon any shares of any classes of capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

        Section 6. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation, provided that such rules and regulations shall not be inconsistent with applicable law or the Certificate of Incorporation or the Bylaws of this Corporation.

ARTICLE IX
MISCELLANEOUS PROVISIONS

        Section 1. Fiscal Year. The Board of Directors shall establish a fiscal year for the Corporation.

        Section 2. Seal. The Board of Directors shall have the power to prescribe a form of seal for the Corporation and to use it by causing it or a facsimile thereof to be impressed, affixed, printed or reproduced in any other manner.

        Section 3. Securities of Other Corporations. The President or any Vice President or Secretary or Treasurer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

        Section 4. Depositories. Funds of the Corporation not otherwise employed shall be deposited from time to time in such banks or other depositories as either the Board of Directors, the President or the Treasurer may select or approve.

        Section 5. Signing of Checks, Notes, Etc. Unless otherwise provided by law or these Bylaws, all checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner, and by such officer or person, as shall from time to time be authorized by the Board of Directors.

        Section 6. Persons. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the persons of the female sex as well as the neuter gender and the singular shall include the plural wherever appropriate.

        Section 7. Laws and Statutes. Wherever used or appearing in these Bylaws, the words "law" or "laws" or "statute" or "statutes," respectively, shall mean and refer to laws and statutes, or a law or a statute, of the State of Delaware, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

        Section 8. Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

ARTICLE X
AMENDMENTS

        These Bylaws may be amended or repealed or new Bylaws may be made or adopted:

        (a)   by the affirmative vote of the holders of at least a majority of the outstanding stock of this Corporation at any annual or special meeting of the stockholders; or

        (b)   by the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present, provided that such action is not prohibited by the Certificate of Incorporation.

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